Exhibit 99.1

Eden Bioscience Signs Definitive Agreement for Sale of Harpin Technology and Substantially All Assets Related to Agricultural and Horticultural Markets

Company Also Announces Significant Reduction in Workforce; Dr. Rhett Atkins to Resign as CEO and President

Bothell, WA, —(MARKET WIRE)— December 4, 2006—Eden Bioscience Corporation (Nasdaq: EDEN) today announced that it has signed an asset purchase agreement to sell the Company’s harpin protein technology and substantially all of the assets related to its agricultural and horticultural markets to Plant Health Care, Inc. (PHC), a subsidiary of Plant Health Care, plc (AIM: PHC). The Company will retain the exclusive worldwide right to sell its harpin protein-based plant health products in the home and garden market.

Under the terms of the asset purchase agreement, PHC will purchase substantially all of Eden Bioscience’s assets and other rights relating to the creation of plant health technology incorporating harpin proteins and the manufacture of biopesticide, plant health and nutrient products utilizing harpin protein technology. The assets include the Company’s core harpin protein technology, including its license agreement with the Cornell Research Foundation, the Company’s manufacturing equipment and all of the Company’s inventory of products designated for the agricultural and horticultural markets. PHC will assume certain liabilities of the Company at closing, including all of the Company’s obligations under its office and manufacturing facility lease and under the Cornell license.

Eden Bioscience will retain its cash, accounts receivable and assets relating to its home and garden business, consisting primarily of its inventory of harpin products designated for the home and garden market. Pursuant to a license and supply agreement to be entered into at closing, the Company will continue to have the exclusive right to sell harpin products in the home and garden market.

The purchase price for the assets is $2.5 million, $1.5 million of which is payable in cash at closing and $1.0 million of which will be in the form of promissory note payable on December 29, 2007. The promissory note will have an interest rate of 5% per annum and will be secured by a first priority security interest in the equipment and certain intellectual property and other assets acquired by PHC in the transaction. PHC’s payment obligations under the note also will be guaranteed by Plant Health Care, plc. The purchase price may be subject to potential adjustment after closing based on the recorded value of the assets being sold. The closing of the proposed sale, which currently is expected to occur in February 2007, is subject to approval of the shareholders of Eden Bioscience and other customary conditions of closing, including obtaining third party consents.

Concurrently with the execution of the asset purchase agreement, Eden Bioscience and PHC entered into an independent distributor agreement whereby PHC serves as the exclusive distributor of the Company’s harpin protein based plant health products for all channels of trade, other than the home and garden market, in substantially all worldwide territories. The independent distributor agreement became effective on December 1, 2006 and will terminate upon the closing of the proposed sale or, if the sale is not consummated, on August 31, 2007.

Eden Bioscience intends to continue to sell and market its harpin products in the home and garden market.

In connection with the proposed transaction, Eden Bioscience today announced that it will substantially reduce its administrative, marketing, sales, manufacturing and development personnel by December 31, 2006. The work force reduction is expected to decrease salaries and related expenses by approximately $1.4 million on an annualized basis.

As part of the workforce reduction, Dr. Rhett Atkins, Chief Executive Officer and President of Eden Bioscience, will resign from those positions on December 15, 2006. The board of directors has named Bradley S. Powell, the Vice President of Finance and the Chief Financial Officer of Eden Bioscience, to serve as the President of the Company effective on the date of Dr. Atkins’ resignation. Dr. Atkins will continue to serve as a director of the Company.

As previously reported, the Company’s financial results in 2006 have not supported its ongoing business operations and, as a result, the Company’s management and board of directors have been reviewing strategic alternatives, including the sale of all or a portion of the Company’s business. The proposed sale of assets to PHC and the reduction in workforce are part of a strategic plan unanimously approved by the board of directors that is designed to significantly reduce Eden Bioscience’s future operating losses and liabilities, generate cash for the Company’s continuing home and garden operations and preserve the potential future value of the Company’s remaining assets, primarily the Company’s net operating loss carryforwards. If the strategic restructuring is successfully completed, Eden Bioscience plans to explore opportunities to realize potential value from its home and garden business and from the potential utilization of its net operating loss carryforwards.

Important Information Regarding Proposed Asset Sale

A special meeting of shareholders of Eden Bioscience is being planned in February 2007 to seek required shareholder approval of the proposed asset sale. Detailed information about the proposals to be presented for shareholder approval will be contained in a proxy statement and other documents to be filed with the U.S. Securities and Exchange Commission (SEC) and mailed to shareholders prior to the meeting. SHAREHOLDERS OF EDEN BIOSCIENCE ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The proxy statement will be available free of charge at www.sec.gov. In addition, investors and security holders may obtain free copies of the proxy statement and other documents filed with the SEC when they become available by contacting Eden Bioscience at the address and telephone number below.

The Company, its board of directors, executive officers and employees and certain other persons may be deemed to participate in the solicitation of proxies of Eden Bioscience shareholders to approve the proposed asset sale. These individuals may have interests in the transaction, including interests resulting from their ownership of securities of Eden Bioscience. Information concerning these individuals and their interests in the transaction and their participation in the solicitation will be contained in the proxy statement filed with the SEC in connection with the transaction.

About Eden Bioscience, Inc.

Eden Bioscience is a plant technology company focused on developing, manufacturing and marketing innovative, natural protein-based products for agriculture. The Company believes that its technology and products provide growers with new tools to improve crop production and plant protection. The Company’s products are based on naturally occurring proteins called “harpins,” which activate a plant’s intrinsic ability to protect itself through growth and stress-defense responses. These responses enhance overall plant health, improve plant vigor and stamina, and result in improved crop quality, yield, and/or shelf life. The Company’s headquarters are at 11816 North Creek Parkway N., Bothell, WA 9801, 425-806-7300; www.edenbio.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to: the proposed sale of assets to PHC, including the anticipated completion date of the proposed transaction; the Company’s intent and ability to solicit shareholder approval of the proposed asset purchase; the anticipated benefits of the proposed transaction and the reduction in force to the Company and its shareholders; and the Company’s ability to successfully operate and realize potential value from its remaining assets following the closing of the proposed transaction and the reduction in force. Forward-looking statements are based on the opinions, expectations, forecasts, assumptions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect the Company’s actual outcomes and results include, among others, the ability of the Company to obtain shareholder approval of the proposed asset sale; the ability of the parties to the transaction to perform their respective obligations under the asset purchase and related agreements in a timely matter, or at all; the risk that the continuity of the Company’s operations will be disrupted as a consequence of the independent distributor arrangement with PHC, the reduction in force, changes in management and/or the failure to complete the proposed asset purchase; the risk of unanticipated reactions of Company customers and vendors to the proposed transaction and the reduction in force; the risk that the costs of completing the proposed transaction will exceed management’s estimates; the risk that the anticipated cost savings from the reduction in force will not be realized; the competitive nature of the markets in which the Company operates; a change in economic conditions; the Company’s ability to retain existing customers; anticipated operating losses; the Company’s future capital needs and uncertainties concerning the availability of additional capital; and the risks and uncertainties described in Eden Bioscience’s annual report on Form 10-K for the year ended December 31, 2005 and its most recent quarterly report on Form 10-Q, and in the Company’s other reports filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as to the date of this release. Eden Bioscience undertakes no obligation to update any forward-looking statements.

Contact:
Bradley S. Powell
Eden Bioscience
425-806-7300
Source: Eden Bioscience